UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 26, 2014

CMS Bancorp Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33322	20-8137247
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

123 Main Street, Suite 750 White Plains, New York	10601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 422-2700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 26, 2014, in connection with its periodic review of corporate governance documents, the Board of Directors (“Board”) of CMS Bancorp, Inc. (“Company”) approved the following changes to the Company’s Bylaws which are summarized below. The changes became effective on February 26, 2014 and are reflected in Exhibit 3.1, which is incorporated herein by reference.

•	Article IV, Section 1 was amended to reduce the maximum number of Board members from 30 to 20 for consistency with the Company’s Certificate of Incorporation;

•	Article IV, Section 3 was amended to eliminate the maximum age limit of 75 for Board members;

•	Article V, Section 1 was amended to add the term “or reaffirm” to the lead-in language;

•	Article V, Section 3 was amended to change the quorum requirement for the Audit Committee from “three” to “a majority” of the Audit Committee members, with a minimum of two members required for quorum; specify the required vote for committee actions; and clarify a reference to Section 254 of the New York Banking Law, as it relates to Audit Committee responsibilities for CMS Bank;

•	Article V, Section 4 was amended to change the frequency of Compensation Committee meetings to a minimum of at least annually;

•	Article V, Section 5 was amended to fix a typo by removing an extra comma;

•	Article VI, Section 5 was amended to fix a typo by removing the superfluous words “the President”; and

•	Throughout the Bylaws, the term “the Bank” or any reference to the Bank’s old name was replaced with “CMS Bank”.

A copy of the Amended and Restated Bylaws of the Company is attached at Exhibit 3.1 to this Current Report and the foregoing summary is qualified in its entirety by reference to such amended and restated Bylaws.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	Amended and Restated Bylaws of CMS Bancorp, Inc. effective February 26, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMS Bancorp Inc.
(Registrant)

February 28, 2014	/s/ STEPHEN DOWD
(Date)	Stephen Dowd
Senior Vice President and Chief Financial Officer